UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 Schedule 14A Information Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Brighthouse Financial, Inc.
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EXPLANATORY NOTE
On January 7, 2026, Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Agreement and Plan of Merger, dated as of November 6, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Aquarian Holdings LLC, a Delaware limited liability company, solely for the purpose of certain provisions, and Brighthouse Financial, which provides for the acquisition of Brighthouse Financial by Parent. The special meeting of Brighthouse Financial stockholders will be held virtually on February 12, 2026, at 8:00 a.m. Eastern Standard Time, to vote on the proposal to adopt the Merger Agreement and certain other proposals, as disclosed in the Proxy Statement.
On January 21, 2026 and January 22, 2026, complaints (the “Complaints”) captioned Michael Lewis v. Brighthouse Financial, Inc. et al., Index No. 650363/2026 (N.Y. Sup. Ct. Jan. 21, 2026) and Matthew Wright v. Brighthouse Financial, Inc. et al., Index No. 650395/2026 (N.Y. Sup. Ct. Jan. 22, 2026) were filed in the Supreme Court of the State of New York, County of New York. The Complaints name as defendants the Company and the members of its board of directors and allege, among other things, claims for negligence and negligent misrepresentation for disseminating an allegedly false and misleading proxy statement. The Complaints seek, among other things, to enjoin the consummation of the Merger and rescission or rescissory damages in the event the Merger is consummated.
In addition, as of the date of this filing, the Company has received 15 demand letters from purported stockholders of Brighthouse Financial in connection with the Merger (the “Demand Letters”). The Demand Letters generally allege that the Proxy Statement omitted purportedly material information that rendered it false and misleading or otherwise had disclosure deficiencies in violation of federal securities laws. The Demand Letters demand corrective disclosure to the Proxy Statement.
Brighthouse Financial may receive additional stockholder demand letters and additional complaints related to the Merger may be filed in the future.
Brighthouse Financial denies the allegations in the Complaints and the Demand Letters and believes that the claims asserted in the Complaints and the Demand Letters are without merit and that no supplemental disclosure is required under applicable laws. However, in order to reduce the burden, inconvenience, expense, risk and disruption of potential litigation, and without admitting liability or wrongdoing, Brighthouse Financial has determined to voluntarily supplement the Proxy Statement by providing the additional information presented below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality of any supplemental disclosures under applicable laws.
The Brighthouse Financial Board continues to recommend unanimously that you vote “FOR” the proposals being considered at Brighthouse Financial’s special meeting of stockholders.
The information contained in this supplement is incorporated by reference into the Proxy Statement. All page references in this supplement are to pages of the Proxy Statement, and all terms used in this supplement, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement shall supersede or supplement such information in the Proxy Statement.

SUPPLEMENTAL DISCLOSURE
1.The disclosure in the second full paragraph on page 27 of the Proxy Statement in the section entitled “Background of the Merger” is hereby amended and restated as follows (with the new text underlined):
On January 16, 2025, representatives of Goldman Sachs and Wells Fargo, acting at the direction of the Brighthouse Financial Board, began outreach to a list of potential counterparties approved by the Company, including sharing a form of confidentiality agreement with such potential counterparties. During the course of this outreach, Goldman Sachs and Wells Fargo established contact with 20 potential counterparties that were selected on the basis of their potential interest in acquiring the Company and their perceived ability to execute such a transaction. From January 29, 2025 through March 2, 2025, the Company entered into confidentiality agreements with 16 counterparties in connection with its initial outreach process regarding a potential sale of the Company, all of which included customary standstill provisions. Each such standstill provision would automatically terminate upon entry into a definitive merger agreement by the Company and did not prohibit the counterparty from making confidential requests for waivers. The confidentiality agreement entered into between the Company and Aquarian did not materially differ in the aggregate from the confidentiality agreements entered into between the Company and the other counterparties. Those 16 parties received a copy of the CIM and the Milliman appraisal.
2.The disclosure in the final sentence on page 44 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Goldman Sachs—Illustrative Dividend Discount Analysis” is hereby amended and restated as follows (with the new text underlined):
This analysis resulted in an implied value per share of Common Stock as of June 30, 2025 (based on the total number of Brighthouse Financial’s diluted shares outstanding as of November 4, 2025 of 58.544 million shares, which was comprised of Brighthouse Financial’s Common Stock, RSUs, PSUs and options as provided by Brighthouse Financial’s management and approved for use by Goldman Sachs (“Company Diluted Shares Outstanding”)) of $30.40 to $52.57.
3.The disclosure in the table on page 45 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Goldman Sachs—Selected Transactions Analysis” is hereby amended and restated in its entirety as follows:

Selected Transactions
Announcement Date	Acquiror	Target	Implied Total Equity Value ($ in millions)	P/BV (excl. AOCI)
Retail Platforms
October 2023	Prosperity Life Group	National Western Life Group, Inc.	1,900	0.70x
July 2023	Brookfield Reinsurance Ltd.	American Equity Investment Life Holding Company	4,397	0.89x
August 2021	Brookfield Asset Management Reinsurance Partners Ltd.	American National Group, Inc.	5,112	0.78x
March 2021	Apollo Global Management, Inc.	Athene Holding Ltd	11,000	0.89x
January 2021	Massachusetts Mutual Life Insurance Company	Great American Life Insurance Company	3,537	1.22x
July 2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	4,354	1.00x
Transactions with Significant Exposure to Legacy Liabilities / Platforms in Runoff

December 2017	Cornell Capital LLC-Led Consortium	Talcott Resolution Life Insurance Company (The Hartford Financial Services Group, Inc.)	1,907	0.32x
October 2016	China Oceanwide Holdings Group Co., Ltd.	Genworth Financial, Inc. (Terminated)	2,751	0.27x
4.The disclosure in the final paragraph on page 45 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Goldman Sachs—Selected Transactions Analysis” is hereby amended and restated as follows (with the new text underlined):
Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of P/BV (excl. AOCI) multiples of 0.27x to 1.22x (representing the low and high, respectively, of the implied P/BV (excl. AOCI) multiples calculated for the transactions above) to Brighthouse Financial’s book value of $8.231 billion as of June 30, 2025, per Brighthouse Financial’s public filings, and the total number of Company Diluted Shares Outstanding as of November 4, 2025 of 58.544 million shares, to derive a reference range of implied values per share of Common Stock of $37.96 to $171.53.
5.The disclosure in the final paragraph on page 50 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Wells Fargo— Selected Companies Analysis” is hereby amended and restated as follows (with the new text underlined and deleted text ~~struck through~~):
Taking into account the results of the selected companies analysis, Wells Fargo applied (i) a multiple range of 0.35x to 0.55x (selected based on Wells Fargo’s professional judgment and experience and informed by, among other things, the business profiles of Brighthouse Financial and the selected companies) to Brighthouse Financial’s adjusted book value (excluding AOCI) per diluted share of Common Stock outstanding as of November 4, 2025 as provided by Brighthouse Financial’s management and (ii) a multiple range of 2.50x to 4.50x (selected based on Wells Fargo’s professional judgment and experience and informed by, among other things, the business profiles of Brighthouse Financial and the selected companies) to Brighthouse Financial’s estimated next 12 months earnings from the second quarter of 2025 based on the Prospective Financial Information and the average diluted shares of Common Stock outstanding from the third quarter of 2025 through the second quarter of 2026 as provided by Brighthouse Financial’s management, in each case, based on the Prospective Financial Information ~~and Wells Fargo’s professional judgment and experience~~. These analyses indicated approximate implied equity value per share of Common Stock reference ranges for Brighthouse Financial of (i) $49.21 to $77.26 and (ii) $41.95 to $75.45, respectively, which were then compared to the Merger Consideration of $70.00 per share of Common Stock.
6.The disclosure in the table on page 51 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Wells Fargo—Selected Transactions Analysis” is hereby amended and restated in its entirety as follows:

Selected Transactions
Announcement Date	Acquiror	Target	Total Equity Value ($ in millions)	Deal value to book value (excluding AOCI)
Transactions with Significant Exposure to Legacy Liabilities / Platforms in Runoff
December 2017	Cornell Capital LLC-Led Consortium	Talcott Resolution Life Insurance Company (The Hartford Financial Services Group, Inc.)	1,907	0.32x
October 2016	China Oceanwide Holdings Group Co., Ltd.	Genworth Financial, Inc. (Terminated)	2,751	0.27x
Retail Platform Transactions
October 2023	Prosperity Life Group	National Western Life Group, Inc.	1,900	0.70x

July 2023	Brookfield Reinsurance Ltd.	American Equity Investment Life Holding Company	4,397	0.89x
August 2021	Brookfield Asset Management Reinsurance Partners Ltd.	American National Group, Inc.	5,112	0.78x
March 2021	Apollo Global Management, Inc.	Athene Holding Ltd.	11,000	0.89x
January 2021	Massachusetts Mutual Life Insurance Company	Great American Life Insurance Company	3,537	1.22x
July 2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	4,354	1.00x

7.The disclosure in the final full paragraph on page 51 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Wells Fargo—Selected Transactions Analysis” is hereby amended and restated as follows (with the new text underlined):
Wells Fargo calculated, for each of the selected transactions, the ratio of the deal value of the transaction to such target company’s book value (excluding AOCI) at or prior to transaction announcement. Taking into account the results of the selected transactions analysis, Wells Fargo applied a multiple range of 0.30x to 0.50x (selected based on Wells Fargo’s professional judgment and informed by, among other things, the business profiles of Brighthouse Financial and the target companies or businesses involved in the selected transactions) to Brighthouse Financial’s adjusted book value (excluding AOCI) as of the second quarter of 2025 per diluted share of Common Stock outstanding as of November 4, 2025 as provided by Brighthouse Financial’s management. This analysis indicated an approximate implied equity value per share of Common Stock reference range for Brighthouse Financial of $42.18 to $70.25, which was then compared to the Merger Consideration of $70.00 per share of Common Stock.
8.The disclosure in the paragraph on pages 51 and 52 of the Proxy Statement in the section entitled “Opinions of Brighthouse Financial’s Financial Advisors—Opinion of Wells Fargo—Dividend Discount Analysis” is hereby amended and restated as follows (with the new text underlined):
Wells Fargo performed a dividend discount analysis for Brighthouse Financial for the purpose of determining an implied equity value per share for the Common Stock. Wells Fargo recorded Brighthouse Financial’s projected capital return to the holders of shares of Common Stock for the last two quarters of the fiscal year ending December 31, 2025 through the full fiscal year ending December 31, 2027, based on the Prospective Financial Information. Wells Fargo calculated a range of terminal values for Brighthouse Financial as of December 31, 2027, by applying a range of terminal multiples of 0.30x to 0.50x (selected based on Wells Fargo’s professional judgment and experience) to Brighthouse Financial’s projected adjusted book value (excluding AOCI) as of December 31, 2027, based on the Prospective Financial Information. Wells Fargo then discounted the projected capital return estimates and the range of the terminal values to present value as of June 30, 2025, using discount rates ranging from 12.00% to 15.00%, which were chosen by Wells Fargo based on its professional judgment and experience taking into account an analysis of Brighthouse Financial’s cost of equity, which was calculated based on considerations that Wells Fargo deemed relevant in its professional judgment and experience. This analysis indicated an approximate implied equity value per share of Common Stock reference range for Brighthouse Financial of $34.73 to $56.92, which was then compared to the Merger Consideration of $70.00 per share of Common Stock.

Forward-Looking Statements
This supplement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only the Company’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside the Company’s control.
Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the Company’s ability to complete the Merger on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the Merger or the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the effect of the pendency of the Merger on the Company’s ongoing business and operations, including disruption to the Company’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Parent or the Company following announcement of the Merger; restrictions on the conduct of the Company’s business prior to the closing of the Merger and on the Company’s ability to pursue alternatives to the Merger; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; other factors that may affect future results of the Company; and management’s response to any of the aforementioned factors.
Furthermore, such forward-looking statements speak only as of the date hereof. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of the Company. Additional information concerning certain factors is contained in the Company’s filings with the SEC, including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
The information contained on or connected to any websites referenced in this supplement is not incorporated by reference into this supplement.
Where to Find Additional Information
This supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This supplement may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, the Company filed the Proxy Statement with the SEC. The Proxy Statement was first mailed to the stockholders of the Company on or around January 7, 2026. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC at http://www.sec.gov. Free copies of the Proxy Statement and the Company’s other filings with the SEC may also be obtained from the Company. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website at https://investor.brighthousefinancial.com/.

Participants in Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information about the directors and executive officers of the Company is set forth in the Proxy Statement which was filed with the SEC on January 7, 2026, under the caption “The Merger—Interests of Brighthouse Financial Directors and Executive Officers in the Merger.” Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement and other relevant materials regarding the Merger.